Exhibit 23.(a)


                          INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Registration Statement of Data Transmission Network Corporation on Form S-3 of our reports dated January 30, 1996, included and incorporated by reference in the Annual Report on Form 10-K of Data Transmission Network Corporation for the year ended December 31, 1995 and to the use of our report dated January 30, 1996 appearing in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



June 4, 1996
Omaha, NE


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                                                                  Exhibit 23.(b)






                          INDEPENDENT AUDITORS' CONSENT





The Partners
Broadcast Partners:

         We consent to the use of our report included herein.



KPMG Peat Marwick LLP



June 4, 1996
Des Moines, Iowa

                                      II-7




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